Exhibit 99.1

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE                   Contact:  Karlyn Oberg
November 7, 2005                                  Director of Investor Relations
                                                  916-786-1799
                                                  k.oberg@surewest.com

                   SUREWEST REPORTS THIRD QUARTER 2005 RESULTS
              COMPANY RECORDS ANOTHER QUARTER OF NET INCOME GROWTH

(ROSEVILLE, CALIFORNIA)--Leading independent telecommunications holding company SureWest Communications (NASDAQ: SURW) announced operating results today for the quarter ended September 30, 2005. Highlights from the most recent quarter, with comparisons to the third quarter of 2004 include:

     o Consolidated operating EBITDA of $18.5 million, up 59%; Broadband segment up 73%, Wireless segment up 89% and Telecom segment up 11%

     o Consolidated net income of $2.0 million, compared to a $1.6 million loss in the prior year period

     o    Broadband revenues of $13.0 million, up 30%

     o    Wireless revenues of $8.8 million, up 9%

Consolidated operating revenues of $56.1 million represent a 5% increase over the same period a year ago, while operating expenses exclusive of depreciation and amortization dropped 10% compared to the third quarter of 2004. Depreciation expense increases resulted from ongoing investment in new facilities, primarily the continued build-out of the fiber network.

Income from operations rose to $4.8 million in the third quarter of 2005, from a loss of $1.5 million in the third quarter of 2004. For the nine months ended September 30, 2005, income from operations more than tripled over the year earlier period, to $12.3 million. Operating earnings before interest, taxes, depreciation and amortization (defined as Operating EBITDA and reconciled to GAAP results in the accompanying tables) increased 59% to $18.5 million in the third quarter of 2005, compared to $11.7 million in the third quarter of 2004. For the nine months ended September 30, 2005, operating EBITDA increased 30% to $52.1 million. Operating EBITDA gains are attributable in large part to improved performance in the Wireless and Broadband segments.

Net income for the quarter totaled $2.0 million, or $0.13 per share, up from a loss of $1.6 million or an $0.11 loss per share in the third quarter of 2004.

"It is an exciting time for us at SureWest," commented Brian Strom, president and chief executive officer. "Our cost-cutting initiatives are paying off and we are seeing the benefits of the reorganization undertaken earlier this year. Broadband and Wireless are continuing to post excellent EBITDA improvements as a result of revenue growth and cost containment efforts.

"In addition, we have been announcing exciting advances on the technology front, and our strong commitment to customer satisfaction is evidenced by declining customer churn. Our decision to diversify was leading edge in the mid-1990's and we are now beginning to see the benefits of having been proactive in anticipating changes in the telecom industry."

Third Quarter Highlights
------------------------

     o    Revenue per Employee - Labor-related expenses declined as a result of
          --------------------
          the Company's efforts to manage and grow its business with fewer employees. As of September 30, 2005, the number of regular and temporary employees decreased 14% compared to the third quarter of 2004. This reduction, coupled with an increase in revenues over the year earlier period, resulted in an increase in revenue per regular employee of 17%, to approximately $61,000, for the third quarter of 2005.

     o    EBITDA Improvement - Ongoing efforts to reduce expenses continue to
          ------------------
          have a positive impact on operating results. While revenues in the third quarter of 2005 increased by 5%, operating expenses exclusive of depreciation and amortization, nevertheless decreased by 10%. As a result, income from operations increased $6.3 million in the third quarter of 2005 over the year earlier period. On a segment basis, Broadband segment EBITDA improved 73% for the quarter and 58% for the nine months ended September 30, 2005 compared to the same periods in 2004. Wireless segment EBITDA improved 89% for the quarter and 81% for the nine months ended September 30, 2005 compared to the year earlier periods.

     o    Focus on the Customer - The ability to provide excellent customer
          ---------------------
          service in the midst of strong cost containment efforts is reflected in customer statistics. Contract churn in the Wireless segment declined from 3.4% in the year earlier period to 3.2% in the third quarter of 2005. On the fiber platform, where the Company offers its advanced InfinitAccess(TM) bundled services, customer churn declined to 1.6% from 1.9% in the prior year period.

     o    Restructuring - The on-going corporate restructuring has resulted in
          -------------
          greater labor force integration and consolidation of reporting responsibilities, which among other things now results in both the Wireless and Broadband segments reporting directly to Fred Arcuri, Senior Vice President and Chief Operating Officer. Consistent with other cost-cutting initiatives, the restructuring should provide operating efficiencies that will be recognized in future periods.

Broadband Segment
-----------------

Broadband segment revenues increased 30% in the third quarter of 2005 to $13.0 million, from $10.0 million in the year earlier period. Strong revenue growth was fueled by a 30% increase in subscribers on the fiber-to-the-premise network to more than 19,000 subscribers, and a 36% increase in marketable homes to 84,500 at September 30, 2005. In addition, DSL subscribers increased nearly 21% to more than 26,500 subscribers, including more than 2,000 video subscribers on the IPTV platform, more than double the number at the end of the third quarter of 2004.

Operating expenses exclusive of depreciation and amortization declined by 6% in the third quarter of 2005 compared to the third quarter of 2004, resulting in operating EBITDA improvement of 73% over the same period. Higher revenues and lower overall expenses combined to reduce the Broadband segment net loss by 35% to a loss of $3.9 million for the third quarter of 2005.

Wireless Segment
----------------

The Company is maintaining its competitiveness in the Wireless segment. Contract churn continues to decrease. In the 12-month period ended September 30, 2005, wireless customers increased 10%, to more than 53,800 subscribers, of which 92% were on contract, compared to 85% one year earlier.

Wireless segment third quarter revenues increased 9% to $8.8 million from $8.1 million in 2004, while total operating expenses increased only by a negligible amount. Operating EBITDA in the Wireless segment increased by more than $0.8 million in the third quarter, an increase of 89% over the third quarter of 2004, and the quarterly net loss of $2.1 million represents a 21% improvement over the year earlier period.

Telecom Segment
---------------

Access line losses in the Telecom segment slowed in the third quarter of 2005 compared to the third quarter of 2004, indicative of a leveling off of access line erosion in the ILEC market during this period. Consolidated access lines experienced a gain of just less than 1%, resulting from strong access line additions in the CLEC market. Long distance lines remain strong, with a penetration rate under 40% and an 11% increase in presubscribed customer lines over the year earlier period.

Telecom segment revenues declined slightly to $34.3 million in the third quarter of 2005 compared to the third quarter of 2004, while operating expenses exclusive of depreciation and amortization dropped by 9% over the same period. Operating EBITDA increased by 11% to $20.1 million, and Telecom segment net income increased 13% to $8.0 million for the quarter ended September 30, 2005 compared to 2004.

Balance Sheet Summary
---------------------

Consolidated capital expenditures decreased sharply in the third quarter of 2005 to $13.4 million, representing a decline of 25% sequentially and 18% over the third quarter of 2004. Expectations for capital expenditures in 2005 remain in the $75 - 80 million range as the Company continues to focus on success-based capital projects resulting from continuing customer demand for our advanced services. Cash and equivalents at September 30, 2005 were $12.8 million and long-term debt, excluding the current portion, totaled $89.1 million.

SureWest paid $3.6 million in dividends in the third quarter of 2005, representing a quarterly payment of $0.25 per share.

Conference Call and Webcast
---------------------------

SureWest Communications will provide details about its results and business strategy on Monday, November 7, 2005 at 11:00 a.m. Eastern Time. A simultaneous live webcast of the call will be available at www.surw.com and will be archived shortly after the conclusion of the call for replay through the fourth quarter of 2005. Additionally, a telephone replay of the call will be available through Saturday, November 12, 2005 by dialing (888) 286-8010 and entering passcode 38574034.

ABOUT SUREWEST
With more than 90 years in Northern California, SureWest and its family of companies together provide a wide variety of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com.

SAFE HARBOR STATEMENT
Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, the internal control issues identified by the Company, and unanticipated changes in the growth of the company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.

                                       ###

                                      SUREWEST COMMUNICATIONS
                            CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                            (Unaudited)
                         (Amounts in thousands, except per share amounts)

                                                     Quarter Ended          Quarter Ended              %
                                                  September 30, 2005     September 30, 2004          Change
                                                 -------------------     -----------------------------------------
Operating Revenues:
 Local service                                    $           15,870     $           16,567                   -4.2%
 Network access service                                       11,575                 11,940                   -3.1%
 Directory advertising                                         4,409                  4,151                    6.2%
 Long distance service                                         1,607                  1,408                   14.1%
 Wireless service                                              8,832                  8,121                    8.8%
 Internet service                                              4,537                  4,041                   12.3%
 Residential broadband service                                 6,062                  4,427                   36.9%
 Business broadband service                                    2,380                  1,498                   58.9%
 Other                                                           824                  1,086                  -24.1%
                                                  ------------------     -----------------------------------------
  Total operating revenues                                    56,096                 53,239                    5.4%

Operating expenses:
 Cost of services and products
   (exclusive of depreciation and amortization)               20,208                 21,260                   -4.9%
 Customer operations and selling                               8,385                  9,150                   -8.4%
 General and administrative                                    8,954                 11,154                  -19.7%
 Depreciation and amortization                                13,752                 13,192                    4.2%
                                                  ------------------     -----------------------------------------
  Total operating expenses                                    51,299                 54,756                   -6.3%
                                                  ------------------     -----------------------------------------

Income (loss) from operations                                  4,797                 (1,517)                 416.2%

Other income (expense):
 Interest income                                                  44                     62                  -29.0%
 Interest expense                                             (1,459)                (1,137)                  28.3%
 Other, net                                                     (170)                   (87)                  95.4%
                                                  ------------------     -----------------------------------------
  Total other expense, net                                    (1,585)                (1,162)                  36.4%
                                                  ------------------     -----------------------------------------

Income (loss) before income taxes                              3,212                 (2,679)                 219.9%

Income tax expense (benefit)                                   1,252                 (1,077)                 216.2%
                                                  ------------------     -----------------------------------------
Net income (loss)                                 $            1,960     $           (1,602)                 222.3%
                                                  ==================     =========================================

Earnings (loss) per share:
  Basic                                           $             0.13     $            (0.11)                 218.2%
                                                  ==================     =========================================
  Diluted                                         $             0.13     $            (0.11)                 218.2%
                                                  ==================     =========================================
Cash dividends per share                          $             0.25     $             0.25                    0.0%
                                                  ==================     =========================================

Shares of common stock used to calculate
  earnings (loss) per share:
  Basic                                                       14,548                 14,531                    0.1%
                                                  ==================     =========================================
  Diluted                                                     14,659                 14,531                    0.9%
                                                  ==================     =========================================

                             SUREWEST COMMUNICATIONS
                 YTD CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)

                                                                   Nine Months           Nine Months
                                                                      Ended                 Ended                   %
                                                               September 30, 2005    September 30, 2004           Change
                                                               ------------------    ----------------------------------------
Operating Revenues:
    Local service                                              $           47,831    $           50,400                  -5.1%
    Network access service                                                 34,009                35,310                  -3.7%
    Directory advertising                                                  13,045                12,192                   7.0%
    Long distance service                                                   4,503                 3,961                  13.7%
    Wireless service                                                       25,764                23,170                  11.2%
    Internet service                                                       13,230                12,461                   6.2%
    Residential broadband service                                          17,596                12,064                  45.9%
    Business broadband service                                              5,854                 4,130                  41.7%
    Other                                                                   2,807                 3,255                 -13.8%
                                                               ------------------    ----------------------------------------
      Total operating revenues                                            164,639               156,943                   4.9%

Operating expenses:
    Cost of services and products
      (exclusive of depreciation and amortization)                         59,098                57,898                   2.1%
    Customer operations and selling                                        25,832                26,258                  -1.6%
    General and administrative                                             27,595                32,714                 -15.6%
    Depreciation and amortization                                          39,851                36,061                  10.5%
                                                               ------------------    ----------------------------------------
      Total operating expenses                                            152,376               152,931                  -0.4%
                                                               ------------------    ----------------------------------------

Income from operations                                                     12,263                 4,012                 205.7%

Other income (expense):
    Interest income                                                           183                   165                  10.9%
    Interest expense                                                       (4,083)               (3,294)                 24.0%
    Other, net                                                               (249)                 (245)                  1.6%
                                                               ------------------    ----------------------------------------
      Total other expense, net                                             (4,149)               (3,374)                 23.0%
                                                               ------------------    ----------------------------------------

Income before income taxes                                                  8,114                   638                1171.8%

Income tax expense                                                          3,164                   298                 961.7%
                                                               ------------------    ----------------------------------------
Net income                                                     $            4,950    $              340                1355.9%
                                                               ==================    ========================================

Earnings per share:
    Basic                                                      $             0.34    $             0.02                1600.0%
                                                               ==================    ========================================
    Diluted                                                    $             0.34    $             0.02                1600.0%
                                                               ==================    ========================================

Cash dividends per share                                       $             0.75    $             0.75                   0.0%
                                                               ==================    ========================================

Shares of common stock used to calculate earnings per share:
      Basic                                                                14,544                14,535                   0.1%
                                                               ==================    ========================================
      Diluted                                                              14,637                14,581                   0.4%
                                                               ==================    ========================================

                             SUREWEST COMMUNICATIONS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                             (Amounts in thousands)

                                                                      September 30,    December 31,
                                                                          2005             2004
                                                                      --------------   --------------
ASSETS
    Current assets:
      Cash and cash equivalents                                       $       12,750   $       18,119
      Accounts receivable, net                                                22,071           20,155
      Inventories                                                              5,803            5,578
      Deferred directory costs                                                 4,274            5,599
      Prepaid expenses                                                         4,560            2,359
                                                                      --------------   --------------
        Total current assets                                                  49,458           51,810

    Property, plant and equipment, net                                       375,467          365,613

    Intangible and other assets:
      Wireless spectrum licenses, net                                         13,566           13,566
      Goodwill                                                                 2,171            2,171
      Intangible asset relating to pension plans                                 802              802
      Intangible asset relating to favorable operating leases, net               414              506
      Deferred charges and other assets                                          706              714
                                                                      --------------   --------------
                                                                              17,659           17,759
                                                                      --------------   --------------
                                                                      $      442,584   $      435,182
                                                                      ==============   ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
      Short-term borrowings                                           $       25,000   $       10,000
      Current portion of long-term debt                                        3,672            3,779
      Accounts payable                                                         3,537            2,886
      Other accrued liabilities                                               16,070           22,250
      Current portion of contractual shareable earnings obligations            2,909            3,040
      Estimated shareable earnings obligations                                   304              396
      Advance billings and deferred revenues                                  10,021            9,883
      Accrued income taxes                                                     2,052            1,549
      Accrued pension benefits                                                 4,219            3,216
      Accrued compensation                                                     5,830            5,830
                                                                      --------------   --------------
        Total current liabilities                                             73,614           62,829

                             SUREWEST COMMUNICATIONS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                             (Amounts in thousands)
                                   (Continued)

                                                               September 30,     December 31,
                                                                   2005              2004
                                                               -------------    -------------
 Long-term debt                                                       89,091           89,091
 Long-term contractual shareable earnings obligations                  4,378            6,202
 Deferred income taxes                                                26,258           24,134
 Other liabilities and deferred revenues                              12,721           11,589
 Commitments and contingencies

Shareholders' equity:
 Common stock, without par value; 100,000
  shares authorized, 14,590 and 14,591
  shares issued and outstanding at
  September 30, 2005 and December 31, 2004, respectively             163,534          161,824
 Deferred stock-based compensation                                    (1,483)            (949)
 Accumulated other comprehensive loss                                 (2,126)          (2,126)
 Retained earnings                                                    76,597           82,588
                                                               -------------    -------------
  Total shareholders' equity                                         236,522          241,337
                                                               -------------    -------------
                                                               $     442,584    $     435,182
                                                               =============    =============

                  OPERATING EBITDA RECONCILIATION TO NET INCOME
                                   (Unaudited)
                             (Amounts in thousands)

                                                     Quarter Ended September 30, 2005
                                           ----------------------------------------------------
                                             Telecom      Broadband     Wireless        Consol
                                           ----------    ----------    ----------    ----------
Net income/(loss)                          $    7,954    $   (3,851)   $   (2,143)   $    1,960

Add back : Income Taxes                         5,434        (2,691)       (1,491)        1,252

Less : Other Income/(Expense)                    (200)         (848)         (537)       (1,585)

Add back : Depreciation & Amortization          6,552         4,215         2,985        13,752
                                           ----------    ----------    ----------    ----------
Operating EBITDA (1)                       $   20,140    $   (1,479)   $     (112)   $   18,549
                                           ==========    ==========    ==========    ==========

                                                     Quarter Ended September 30, 2004
                                           ----------------------------------------------------
                                             Telecom      Broadband     Wireless        Consol
                                           ----------    ----------    ----------    ----------
Net income/(loss)                          $    7,034    $   (5,937)   $   (2,699)   $   (1,602)

Add back : Income Taxes                         4,859        (4,062)       (1,874)       (1,077)

Less : Other Income/(Expense)                     (48)         (539)         (575)       (1,162)

Add back : Depreciation & Amortization          6,192         3,981         3,019        13,192
                                           ----------    ----------    ----------    ----------
Operating EBITDA (1)                       $   18,133    $   (5,479)   $     (979)   $   11,675
                                           ==========    ==========    ==========    ==========

(1) Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

                  OPERATING EBITDA RECONCILIATION TO NET INCOME
                                   (Unaudited)
                             (Amounts in thousands)

                                                  Nine Months Ended September 30, 2005
                                           ----------------------------------------------------
                                             Telecom      Broadband     Wireless       Consol
                                           ----------    ----------    ----------    ----------
Net income/(loss)                          $   23,333    $  (11,834)   $   (6,549)   $    4,950

Add back : Income Taxes                        15,994        (8,278)       (4,552)        3,164

Less : Other Income/(Expense)                    (573)       (2,179)       (1,397)       (4,149)

Add back : Depreciation & Amortization         18,910        11,846         9,095        39,851
                                           ----------    ----------    ----------    ----------
Operating EBITDA (1)                       $   58,810    $   (6,087)   $     (609)   $   52,114
                                           ==========    ==========    ==========    ==========

                                                  Nine Months Ended September 30, 2004
                                           ----------------------------------------------------
                                             Telecom      Broadband     Wireless       Consol
                                           ----------    ----------    ----------    ----------
Net income/(loss)                          $   22,872    $  (14,446)   $   (8,086)   $      340

Add back : Income Taxes                        15,819        (9,903)       (5,618)          298

Less : Other Income/(Expense)                    (257)       (1,648)       (1,469)       (3,374)

Add back : Depreciation & Amortization         18,719         8,270         9,072        36,061
                                           ----------    ----------    ----------    ----------
Operating EBITDA (1)                       $   57,667    $  (14,431)   $   (3,163)   $   40,073
                                           ==========    ==========    ==========    ==========

(1) Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

                             SUREWEST COMMUNICATIONS
                           Selected Operating Metrics

                                          As of and for the quarter ended
                                          -------------------------------
                                          September 30,     September 30,        Pct
                                              2005              2004           Change
                                          -------------     -------------   ------------
LINE SUMMARY
ILEC access lines                               130,000           132,981           -2.2%
Broadband access lines (1)                       16,858            12,535           34.5%
Total SureWest access lines                     146,858           145,516            0.9%

TELECOM
ILEC access lines                               130,000           132,981           -2.2%
ILEC voice-grade equivalents (2)                373,100           448,600          -16.8%
Long distance lines                              51,213            46,191           10.9%
Long distance penetration                          39.4%             34.7%          13.4%

BROADBAND
CLEC access lines                                 2,175             1,770           22.9%
CLEC voice-grade equivalents (2)                285,300           141,700          101.3%
DSL subscribers                                  26,945            22,300           20.8%
DSL ARPU                                   $      50.86     $       52.60           -3.3%
DSL revenue-generating units (RGUs) (3)          28,430            22,941           23.9%
 Video RGUs                                       2,021               971          108.1%
 Data RGUs                                       26,815            22,156           21.0%
FTTP subscribers                                 19,245            14,786           30.2%
FTTP ARPU                                  $      99.48     $      100.37           -0.9%
FTTP revenue-generating units (RGUs) (4)         44,793            34,619           29.4%
 Voice RGUs                                      14,683            10,765           36.4%
 Video RGUs                                      13,713            11,478           19.5%
 Data RGUs                                       16,397            12,376           32.5%
FTTP marketable homes                            84,500            62,100           36.1%
FTTP marketable homes penetration (5)              22.5%             23.6%          -4.7%
FTTP churn                                          1.6%              1.9%         -15.8%

WIRELESS
Total subscribers                                53,818            49,072            9.7%
 Contract subscribers                            49,374            41,897           17.8%
POPs                                          3,532,000         3,477,000            1.6%
POPs covered                                  2,759,000         2,711,000            1.8%
Net contract additions                              595             1,274          -53.3%
Net non-contract additions                         -138              -733          -81.2%
Contract churn (6)                                  3.2%              3.4%          -5.3%
ARPU                                       $      50.17     $       51.02           -1.7%

   (1)  The sum of CLEC access lines and FTTP voice RGUs.

   (2) Voice-grade equivalents (VGEs) are calculated by dividing the capacity of all circuits in use by 64 kilobits (bandwidth representing a voice access line), excluding ethernet service and Broadband FTTP data RGUs.
   DSL VGEs are counted as two 64 kbps channels.

   (3) Revenue-generating units (RGUs) are the sum of all primary digital video and high-speed data connections, excluding additional units. Telephony units are included in ILEC Access Lines.

   (4) Revenue-generating units (RGUs) are the sum of all primary digital video, telephony and high-speed data connections, excluding additional units.

   (5) FTTP marketable home penetration is calculated on residential marketable homes passed and residential FTTP subscribers. The total FTTP subscribers also includes 219 and 106 Small-Medium Enterprise customers in 2005 and 2004, respectively, which are not included in the penetration rate.

   (6) Quarterly turnover in contract customers (total contract customer disconnects divided by sum of monthly average contract subscribers).